                                                                    EXHIBIT 99.1

                                  [LETTERHEAD]

                       Independent Accountant's Report on
                         Applying Agreed-Upon Procedures


To the Board of Directors
Education Loans Incorporated
Aberdeen, South Dakota

We have audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Student Loan Finance Corporation (SLFC) and wholly-owned subsidiaries, Education Loans Incorporated, Surety Loan Funding Company, and Goal Funding, Incorporated as of December 31, 2000 and the related consolidated statements of income, stockholder's equity, and cash flows for the year then ended, and have issued our report thereon dated February 27, 2001.

Our audit, referred to in the preceding paragraph, included procedures applied to the documents and records relating to SLFC's servicing agreement with Education Loans Incorporated regarding the acquisition process, due diligence, and the servicing of student loans. These procedures were determined on the basis of our objective to issue an opinion on the financial statements referred to above taken as a whole. Because the procedures referred to in this paragraph and described below do not constitute an audit of the documents and records relating to the servicing of student loans or other information relating to the Corporation's student loan portfolio, we do not express an opinion on those documents or records.

The procedures we performed on these documents and records as part of our audit of the financial statements of the Corporation were as follows:

1. Reviewed the servicing agreement between Education Loans Incorporated, beneficial owner of the student loan receivables, and Student Loan Finance Corporation, servicer of the student loan receivables. Recalculated and determined the reasonableness of the annual service fee expense.

2. To satisfy ourselves as to the validity of the outstanding balance of student loans, we sent confirmation requests directly to 378 borrowers requesting they confirm the terms and outstanding balance of their loans if they disagreed with the confirmation details. There were no unresolved discrepancies noted as a result of the confirmations, which were selected by cumulative monetary sampling techniques.

3. Determined the reasonableness of fluctuations of student loan receivable balances and related accounts for the year ended December 31, 2000.

4.   Reconciled the receivable subsidiary records to the general ledger.

5. Analyzed the reserve for loan loss account for reasonableness based on historical default rates, claim rates, uninsured percentages, and average loan lives.
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Education Loans Incorporated
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6.   Calculated the income earned (special allowance, government interest, and borrower interest) as a percentage of average monthly balance of student loans outstanding during the year ended December 31, 2000 and compared it to the same calculation for the period from May 17, 1999 to December 31, 1999 for reasonableness.

7. Calculated interest income earned on student loan receivables (government interest and borrower interest) by multiplying the quarterly average balance of student loans outstanding per ED Form 799s filed with the Department of Education by the applicable interest rate and compared our results to amounts recorded in the general ledger.

8. Agreed the net amounts of government interest, special allowance, loan origination fees, and lender fees received for the quarters ended December 31, 1999, March 31, 2000, June 30, 2000, and September 30, 2000 to Lender
     Search Reports provided directly from the Department of Education.

9. Agreed the amounts of government interest, special allowance, loan origination fees, and lender fees due from/to the Department of Education at December 31, 2000 to subsequent receipt and the Department of Education's letter of notification of payment scheduled by EFT.

10. SLFC has contracted with AFSA Data Corporation (AFSA) and Great Lakes Higher Education Servicing Corporation (Great Lakes) to service a portion of the student loan receivables. With respect to this portion of the portfolio, we:

     a) Obtained and read AFSA's and Great Lake's audit/attestation reports prepared in accordance with the U.S. Department of Education's audit guide "Compliance Audits (Attestation Engagements) for Lenders and Lender Servicers Participating in the Federal Family Education Loan Program" and noted no instances of noncompliance at either servicer. This audit examines the servicer management's assertions about the servicer's compliance and internal control over compliance with specified U.S. Department of Education FFEL Program requirements.

     b) Confirmed the student loan receivable balances with AFSA and Great Lakes as of November 30, 2000. Determined the reasonableness of fluctuations of student loan receivable balances from November 30, 2000 to December 31, 2000.

We also performed the procedures enumerated below, which were agreed to by the Board of Directors and management, solely to assist the users in evaluating management's assertion about compliance and operational performance as it relates to the documents and records relating to the acquisition process, due diligence, and the servicing of student loans. Management has represented in a letter dated March 23, 2001 that the procedures with respect to loan servicing have been designed to assure loans are processed in a manner which conforms to federal regulations and requirements. This agreed-upon procedures engagement was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of the specified users of this letter. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this letter has been requested or for any other purpose.
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Education Loans Incorporated
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The procedures that follow were performed for the period January 1, 2000 to
December 31, 2000 (hereafter referred to as the year ended December 31, 2000), and relate only to the student loan receivables serviced by SLFC, on behalf of Education Loans, Inc.

Based on our preliminary evaluation of internal control and risk assessments, we selected a statistical based sample of 92 loans (initial sample) to be reviewed in detail. The procedures we performed on these documents and records are as follows:

Acquisition Process
-------------------

1.   Acquisition Process and Loan Data

     We reviewed the procedures used during the acquisition process and selected a sample of 25 loans purchased during the year ended December 31, 2000, as reported on the monetary transaction journal (MTJ), which listed all transactions for each lender. We then traced the total daily purchase amount for each lender to the transaction breakdown report, which summarizes the MTJ by bond issue and is used to post to the general ledger.

     For the same sample noted above, we agreed the total daily purchase amount for each lender to the eligible loan acquisition certificates. For a sample of 10 of the 25 loans tested, the summary of the acquisition certificates were then traced to the trustee reports.

     We recalculated the premium and transfer fee for all 25 loans sampled to determine that the fees paid to lenders agreed to the company policies and lender agreements.

     We noted one exception where one lender's volume indicator did not correspond with their current level of sales volume activity for the 12-month period, which could cause the premium paid to be incorrect.

     No other exceptions were noted during the aforementioned tests of the acquisition process.

2.   National Credit Bureau Reporting

     For a sample of 25 loans, we tested to ensure that the national credit bureaus were notified of the total amount of loans the lender has made to each borrower within 90 days of each acquisition and that other information as required by 34CFR 682.208(b) was reported as required.

     No exceptions were noted during the tests of reporting to national credit bureaus.

Servicing and Due Diligence
---------------------------

1.   Borrower File Review

     Our tests were designed to ensure that borrower files were complete and included all documentation required by the Higher Education Act of 1965, as amended and that administrative procedures included all applicable due diligence relating to the servicing and collection of student loans in accordance with current federal regulations.
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Education Loans Incorporated
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     Accordingly, for the loans included in our initial sample, our procedures included testing of the original application, notice of guarantee, disclosure statements, evidence of disbursement, credit evaluations, promissory notes, loan types, aggregate loan limits, enrollment status, loan conversions, repayment history, collection history and other documents or administrative procedures required by current federal regulations.

     With respect to collection efforts, we selected a sample of 15 telephone calls made to borrowers as documented on the student loan servicing system collection history and traced them to actual telephone bills to ensure contacts were made as indicated.

     No exceptions were noted during the aforementioned tests of borrower file review, including due diligence.

2.   Deferment and Forbearance

     Our testing of procedures and documentation concerning forbearance and deferment is designed to determine the eligibility for such classification and the proper completion of all required forms and documents.

     Accordingly, for the loans included in our initial sample which were in deferment or forbearance, we examined the file for signed requests, evidence of default, agreed terms, which included testing of the beginning and ending dates of the change in status, and whether only authorized circumstances for deferment are allowed.

     No exceptions were noted during the aforementioned tests of loans in deferment or forbearance.

3.   Payments

     Our testing is designed to ensure payments received on student loans are appropriately applied in accordance with the terms of the various loan programs and, if applicable, late charges are appropriately calculated.

     Accordingly, for a sample of 25 of the loans included in our initial sample, we recalculated the application of principal, interest, and late fees for a recent payment received on the borrowers account prior to December 31, 2000.

     For the 25 loans described above, we traced individual payments to a detailed payment report. We traced the total daily payment amount to the monetary transaction journal (MTJ). We then traced the total amount per the MTJ to the transaction breakdown report, which summarizes the MTJ by bond issue and is used to post to the general ledger. The transaction breakdown totals were then traced to the general ledger.

     No exceptions were noted during the aforementioned tests of payments.
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Education Loans Incorporated
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4.   Special Allowance and Interest Subsidies

     Our procedures are designed to test the classification and coding of loans, as to eligibility for special allowance and interest subsidies, based on applicable criteria, including the date of disbursement.

     Accordingly, for the loans included in our initial sample, we tested to ensure that the correct interest rate and special allowance code were assigned to each loan.

     A significant amount of the Corporation's accounting and statistical data is generated by electronic data processing systems. Amounts billed to the Department of Education for interest subsidy and special allowance are generated from such programs. For the quarter ended September 30, 2000, we used computer aided audit techniques (CAATS) to reperform certain calculations and routines, which are an integral part of generating the information used in preparing the government billings (ED Form 799s). Those procedures were used in determining our overall audit scope and testing procedures.

     The results of those procedures indicated that the information generated by electronic data processing systems in preparation of government billings was reliable.

     No exceptions were noted during the aforementioned tests of loan eligibility for government interest or special allowance.

5.   Timely Claim Filings

     Our procedures are designed to test the processing of claims for payment of death, disability, closed schools, false certification, bankruptcy and default claims to assure claims are filed within applicable time frames and in accordance with specific requirements for reimbursement by the guarantee agencies.

     Accordingly, we selected 25 loans at random from the claims transmittal sheets, which included two bankruptcy claims, one disability claim, and 22 default claims. For the disability and bankruptcy claims, we recomputed the number of days from receipt of required documents to the date the claim was filed. For default claims, we recomputed the number of days delinquent and compared it to the date the claim was filed to ensure compliance. We scanned the loan delinquency report as of November 10, 2000 and found no eligible loans delinquent for a period exceeding the claim filing deadline. Based on our samples, we found all eligible claims were submitted within the time frames required.

     In addition, we reviewed a random sample of ten of the 40 claims that were rejected during the year ended December 31, 2000. Of the ten sampled, nine were resubmitted and subsequently paid and one was back in repayment status. These claim forms were also scanned for potential problem areas, i.e. deferment period longer than allowed by law, repayment started at incorrect time, etc. No significant problem areas were noted.

     No exceptions were noted during the aforementioned tests of the timely filing of claims.
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Education Loans Incorporated
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6.   ED Form 799s

     We traced all information reported on ED Form 799s submitted during the year ended December 31, 2000 (quarters ended December 31, 1999, March 31, 2000, June 30, 2000 and September 30, 2000) to supporting documentation to ensure that information reported to the Department of Education for payment processing is supported by Corporation books and records.

     We recalculated a sample of 25 borrower loans for prior quarter special allowance adjustments reported on ED Form 799s. We agreed the adjustment to appropriate documentation and determined the propriety of the adjustment.

     We recalculated a sample of 25 borrower loans for prior quarter government interest adjustments reported on ED Form 799s. We agreed the adjustment to appropriate documentation and determined the propriety of the adjustment.

     We noted no exceptions during the aforementioned tests with respect to ED Form 799s.

7.   Loan Classification and Status

     Our procedures relating to the loan classification and status are based on reviewing file documentation to ascertain the loan is properly classified in accordance with information and data contained in the borrower file.

     Accordingly, we selected a sample of 20 status changes from the student status confirmation reports sent to and received from schools, whose loans are not guaranteed by Education Assistance Corporation (EAC) or Pennsylvania Higher Education Assistance Agency (PHEAA), to ensure the changes were made to the student loan servicing system. For loans guaranteed by EAC and PHEAA where EAC performs the status confirmation process with the schools, we selected a sample of 10 status changes from reports received from EAC to ensure that the changes were made to the system.

     We noted one exception where the system was not updated to reflect that the student was enrolled full time. The system was updated three months later via information from another source.

     No other exceptions were noted during the aforementioned tests of loan classification and status.

8.   Cures

     There was one cure reported on the ED Form 799s submitted during the year ended December 31, 2000. For the loan cured, we reviewed student loan servicing records to determine that the required cure procedures were performed.

     No exceptions were noted during the aforementioned tests of cures.
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Education Loans Incorporated
Page 7


We also performed the procedures enumerated below, which were agreed to by the Board of Directors and management of Education Loans Incorporated, solely to assist the users in evaluating management's assertion regarding the accuracy of the 2000 Servicing Reports (Indenture 1999-1) and the loan information which collateralizes the Student Loan Asset-Based Notes, Series 1999-1 and 2000-1, as of December 31, 2000 and for the year then ended. This agreed-upon procedures engagement was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of the specified users of this letter. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this letter has been requested or for any other purpose.

Our procedures and findings are as follows:

1. We have read the following, set forth in the applicable monthly 2000 Servicing Reports for the 1999-1 Indenture on the indicated pages, and have performed the additional procedures stated below with respect to such information which were applied as indicated with respect to the references explained below:

                                                                                                   Procedures
                                                                                                    performed
                                                                                                (see explanation
Item         Page                          Description                                              in item 2)
----         ----      ----------------------------------------------------------------------       ----------
I-C           1        "PRINCIPAL OUTSTANDING - DECEMBER, 2000."
                       The balance outstanding at the beginning of the month, the dollar amount of principal borrowed during the month and
                       the balance outstanding at the end of the month.                                   a

I-D           1        "INTEREST RATE AS OF END OF MONTH."  The percentage
                       at which each bond issue is accruing interest.                                     b

I-D           1        "ACCRUED INTEREST OUTSTANDING - DECEMBER,
                       2000."  The dollar amount of accrued interest outstanding
                       as of the end of the month.                                                        c

I-E           2        "NET LOAN RATES FOR NEXT INTEREST PERIOD."
                       The net loan rates for the interest period starting February 7, 2001.              d

II-A          2        "RESERVE FUNDS - DECEMBER, 2000."  The dollar amount
                       as of the start of the month, the change during the month, and the
                       balance at the end of the month.                                                   e

II-B          2        "CAPITALIZED INTEREST ACCOUNTS - DECEMBER, 2000."
                       The dollar amount as of the start of the month, the change during
                       the month, and the balance at the end of the month.                                e

II-C          3        "ACQUISITION ACCOUNTS - DECEMBER, 2000."  The dollar
                       amount as of the start of the month, the changes during the
                       month, and the balance at the end of the month.                                    e

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Education Loans Incorporated
Page 8

                                                                                                   Procedures
                                                                                                    performed
                                                                                                (see explanation
Item         Page                          Description                                              in item 2)
----         ----      ----------------------------------------------------------------------       ----------
II-D          3        "ALTERNATIVE LOAN GUARANTEE ACCOUNTS -
                       DECEMBER, 2000."  The dollar amount as of the start of
                       the month, the changes during the month, and the balance
                       at the end of the month.                                                           e

III-A         3        "STUDENT LOAN PRINCIPAL OUTSTANDING -
                       DECEMBER, 2000."  The dollar amount as of the start of
                       the month, the changes during the month, and the balance at
                       the end of the month.                                                              f

III-B         3        "COMPOSITION OF STUDENT LOAN PORTFOLIO AS OF DECEMBER
                       31, 2000." The aggregate outstanding principal balance,
                       number of borrowers, average outstanding principal
                       balance per borrower, number of loans (promissory notes),
                       average outstanding principal balance per loan, and
                       weighted average interest rate.                                                    g

III-C         3        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       LOAN TYPE AS OF DECEMBER 31, 2000."  The
                       outstanding principal balance detailed by loan type and the
                       relative percentage to the total.                                                  h

III-D         4        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       INTEREST RATE AS OF DECEMBER 31, 2000."  The
                       outstanding principal balance detailed by interest rate and
                       the relative percentage to the total.                                              h

III-E         4        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       BORROWER PAYMENT STATUS AS OF DECEMBER 31,
                       2000."  The outstanding principal balance detailed by
                       borrower payment status and the relative percentage to the
                       total.                                                                             h

III-F         4        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       DELINQUENCY STATUS AS OF DECEMBER 31, 2000."
                       The outstanding principal balance detailed by delinquency
                       status and the relative percentage to the total.                                   h

III-G         4        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       GUARANTEE STATUS AS OF DECEMBER 31, 2000."
                       The outstanding principal balance detailed by guarantee
                       status and the relative percentage to the total.                                   h

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Education Loans Incorporated
Page 9

                                                                                                   Procedures
                                                                                                    performed
                                                                                                (see explanation
Item         Page                          Description                                              in item 2)
----         ----      ----------------------------------------------------------------------       ----------
III-H         4        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       GUARANTEE AGENCY AS OF DECEMBER 31, 2000."
                       The outstanding principal balance detailed by guarantee
                       agency and the relative percentage to the total.                                   h

III-I         5        "FEES AND EXPENSES ACCRUED FOR/THROUGH
                       DECEMBER, 2000."  The dollar amount of fees incurred
                       for the one month and twelve months ended December 31,
                       2000.                                                                              i

III-J         5        RATIO OF ASSETS TO LIABILITIES AS OF DECEMBER 31,
                       2000."  The dollar amounts representing total indenture
                       assets and liabilities and the ratio thereto.                                      j

I-C           1        "PRINCIPAL OUTSTANDING - SEPTEMBER, 2000."
                       The balance outstanding at the beginning of the month, the dollar amount of principal borrowed during the month and
                       the balance outstanding at the end of the month.                                   k

I-D           1        "INTEREST RATE AS OF END OF MONTH - APRIL, 2000."
                       The percentage at which each bond issue is accruing interest.                      l

I-D           1        "ACCRUED INTEREST OUTSTANDING - FEBRUARY,
                       2000."  The dollar amount of accrued interest outstanding
                       as of the end of the month.                                                        m

I-E           2        "NET LOAN RATES FOR NEXT INTEREST PERIOD -
                       NOVEMBER, 2000."  The net loan rates for the interest
                       period starting January 10, 2001.                                                  n

II-A          2        "RESERVE FUNDS - FEBRUARY, 2000."  The dollar amount
                       as of the start of the month, the change during the month, and the
                       balance at the end of the month.                                                   o

II-B          2        "CAPITALIZED INTEREST ACCOUNTS - JUNE, 2000."
                       The dollar amount as of the start of the month, the change during
                       the month, and the balance at the end of the month.                                p

II-C          3        "ACQUISITION ACCOUNTS - AUGUST, 2000."  The dollar
                       amount as of the start of the month, the changes during the
                       month, and the balance at the end of the month.                                    q

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Education Loans Incorporated
Page 10

                                                                                                   Procedures
                                                                                                    performed
                                                                                                (see explanation
Item         Page                          Description                                              in item 2)
----         ----      -----------------------------------------------------------------------      ----------
II-D          3        "ALTERNATIVE LOAN GUARANTEE ACCOUNTS -
                       JANUARY, 2000."  The dollar amount as of the start of
                       the month, the changes during the month, and the balance
                       at the end of the month.                                                           r

III-A         3        "STUDENT LOAN PRINCIPAL OUTSTANDING -
                       JULY, 2000."  The dollar amount as of the start of the
                       month, the changes during the month, and the balance at
                       the end of the month.                                                              s

III-B         3        "COMPOSITION OF STUDENT LOAN PORTFOLIO AS OF MAY 31,
                       2000." The aggregate outstanding principal balance,
                       number of borrowers, average outstanding principal
                       balance per borrower, number of loans (promissory notes),
                       average outstanding principal balance per loan, and
                       weighted average interest rate.                                                    t

III-C         3        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       LOAN TYPE AS OF OCTOBER 31, 2000."  The
                       outstanding principal balance detailed by loan type and the
                       relative percentage to the total.                                                  u

III-D         4        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       INTEREST RATE AS OF MARCH 31, 2000."  The
                       outstanding principal balance detailed by interest rate and
                       the relative percentage to the total.                                              u

III-E         4        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       BORROWER PAYMENT STATUS AS OF NOVEMBER 30,
                       2000."  The outstanding principal balance detailed by
                       borrower payment status and the relative percentage to the
                       total.                                                                             u

III-F         4        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       DELINQUENCY STATUS AS OF APRIL 30, 2000."
                       The outstanding principal balance detailed by delinquency
                       status and the relative percentage to the total.                                   u

III-G         4        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       GUARANTEE STATUS AS OF JULY 31, 2000."
                       The outstanding principal balance detailed by guarantee
                       status and the relative percentage to the total.                                   u

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Education Loans Incorporated
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
                                                                                                   Procedures
                                                                                                    performed
                                                                                                (see explanation
Item         Page                          Description                                              in item 2)
----         ----      -----------------------------------------------------------------------      ----------
III-H         4        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                       GUARANTEE AGENCY AS OF JANUARY 31, 2000."
                       The outstanding principal balance detailed by guarantee
                       agency and the relative percentage to the total.                                   u

III-I         5        "FEES AND EXPENSES ACCRUED FOR/THROUGH
                       OCTOBER, 2000."  The dollar amount of fees incurred
                       for the one month and ten months ended October 31,
                       2000.                                                                              v

III-J         5        RATIO OF ASSETS TO LIABILITIES AS OF AUGUST 31,
                       2000."  The dollar amounts representing total indenture
                       assets and liabilities and the ratio thereto.                                      w


2. We have performed the following procedures, which were applied, as indicated, to the items enumerated above:

    Item
    In 1. Procedures and Findings
    ----- -----------------------

     a. We agreed the principal balance outstanding at the beginning of December 2000 to the Corporation's general ledger without exception. We obtained a copy of the Prospectus Supplement for the Series 2000-1 Notes and agreed the principal amount of notes issued to the amount indicated as borrowed during the month as reported on the December 2000 Servicing Report without exception. We agreed the balance outstanding at the end of the month to the Corporation's general ledger without exception.

     b. We obtained copies of the auction rate notifications received by the Corporation which state the interest rates applicable as of December 31, 2000 on the Series 1999-1 and Series 2000-1 Notes and agreed the rates to those used in the calculation of accrued interest without exception.

     c. We obtained the accrued interest payable worksheet prepared by the Corporation and agreed the outstanding principal balance to the amounts tested in 2.a. above and agreed the interest rates to 2.b. above. The accrued interest amount as of December 31, 2000 was recalculated and agreed to the Corporation's general ledger without exception.

     d. We obtained the worksheet prepared by the Corporation to determine the 1999-1 Net Loan Rate Calculation for the interest period starting February 7, 2001. We recalculated the net loan rate for the Series 1999-1 Notes without exception.
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Education Loans Incorporated
Page 12


    Item
    In 1. Procedures and Findings
    ----- -----------------------

     e. We obtained the December 2000 U.S. Bank National Association trustee statements for the Reserve Funds, Capitalized Interest Accounts, Acquisition Accounts, and the Alternative Loan Guarantee Accounts and agreed the activity for the month of December 2000 to the Corporation's general ledger without exception.

     f. We agreed the change in the student loan principal balance for the month of December 2000 to the December certifications from the Corporation to U.S. Bank National Association Trust Department without exception.

     g. We obtained the loan portfolio information from each loan servicer (Student Loan Finance Corporation, AFSA Data Corporation, and Great Lakes Higher Education Servicing Corporation) and verified the mathematical accuracy of the number of borrowers and number of loans (promissory notes). The average outstanding principal balance was recalculated based on the aggregate outstanding principal balance at December 31, 2000 tested in 2.f. above. We agreed the weighted-average interest rate to the worksheet tested in 2.h. below. No exceptions were noted.

     h. We obtained a copy of the worksheet prepared by the Corporation accumulating loan portfolio information by loan type, interest rate, borrower payment status, delinquency status, guarantee status, and guarantee agency from reports that have been obtained from each loan servicer (Student Loan Finance Corporation, AFSA Data Corporation, and Great Lakes Higher Education Servicing Corporation). We compared the outstanding principal balances for each servicer to the worksheet, verified the mathematical accuracy of the total, and recalculated the respective percentages without exception.

     i. We obtained the general ledger detail of fees and expenses incurred during the month and year ended December 31, 2000 and agreed the amounts to the December Servicing Report without exception.

     j. We obtained the December 31, 2000 trial balance of the Indenture, verified the mathematical accuracy of the Indenture Asset and Liability calculations, and agreed the amounts to the December Servicing Report without exception. The ratio of assets to liabilities was recalculated without exception.

     k. We agreed the principal balance outstanding at the beginning of September 2000 to the Corporation's general ledger without exception. We agreed the balance outstanding at the end of the month to the Corporation's general ledger without exception.

Education Loans Incorporated
Page 13

    Item
    In 1. Procedures and Findings
    ----- -----------------------

     l. We obtained copies of the auction rate notifications received by the Corporation which state the interest rates applicable as of April 30, 2000 on the Series 1999-1 Notes and agreed the rates to those used in the calculation of accrued interest without exception.

     m. We obtained the accrued interest payable worksheet prepared by the Corporation as of February 28, 2000. The accrued interest amount as of February 28, 2000 was recalculated and agreed to the Corporation's general ledger without exception.

     n. We obtained the worksheet prepared by the Corporation to determine the 1999-1 Net Loan Rate Calculation for the interest period starting January 10, 2001. We recalculated the net loan rate for the Series 1999-1 Notes without exception.

     o. We agreed the balance at the start of the month, the changes during the month and the balance at the end of the month for the Reserve Fund Accounts as reported on the February 2000 Servicing Report to the Corporation's general ledger without exception.

     p. We agreed the balance at the start of the month, the changes during the month and the balance at the end of the month for the Capitalized Interest Accounts as reported on the June 2000 Servicing Report to the Corporation's general ledger without exception.

     q. We agreed the balance at the start of the month, the changes during the month and the balance at the end of the month for the Acquisition Accounts as reported on the August 2000 Servicing Report to the Corporation's general ledger without exception.

     r. We agreed the balance at the start of the month, the changes during the month and the balance at the end of the month for the Alternative Loan Guarantee Accounts as reported on the January 2000 Servicing Report to the Corporation's general ledger without exception.

     s. We agreed the change in the student loan principal balance for the month of July 2000 to the July certifications from the Corporation to U.S. Bank National Association Trust Department without exception.

     t. We obtained the loan portfolio information from each loan servicer (Student Loan Finance Corporation, AFSA Data Corporation, and Great Lakes Higher Education Servicing Corporation) and verified the mathematical accuracy of the number of borrowers and number of loans (promissory notes). The average outstanding principal balance was recalculated based on the aggregate outstanding principal balance at May 31, 2000. We agreed the weighted-average interest rate to a worksheet prepared by the Corporation. No exceptions were noted.

Education Loans Incorporated
Page 14


    Item
    In 1. Procedures and Findings
    ----- -----------------------

     u. We obtained a copy of the worksheet prepared by the Corporation accumulating loan portfolio information by loan type, interest rate, borrower payment status, delinquency status, guarantee status, and guarantee agency from reports that have been obtained from each loan servicer (Student Loan Finance Corporation, AFSA Data Corporation, and Great Lakes Higher Education Servicing Corporation). We compared the outstanding principal balances for each servicer to the worksheet, verified the mathematical accuracy of the total, and recalculated the respective percentages without exception.

     v. We obtained the general ledger detail of fees and expenses incurred during the month and ten months ended October 31, 2000 and agreed the amounts to the October Servicing Report without exception.

     w. We obtained the August 31, 2000 trial balance of the Indenture, verified the mathematical accuracy of the Indenture Asset and Liability calculations, and agreed the amounts to the August Servicing Report without exception. The ratio of assets to liabilities was recalculated without exception.

We were not engaged to, and did not perform an audit, the objective of which would be the expression of an opinion on the specified elements, accounts or items relating to the 2000 Servicing Reports. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the information and use of the Board of Directors, the management of Education Loans Incorporated, the management of Student Loan Finance Corporation, the Education Loans Incorporated's trustee and the Securities and Exchange Commission and is not intended to be and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes. However, this report is a matter of public record and its distribution is not limited.



/s/  Eide Bailly LLP

Aberdeen, South Dakota
March 23, 2001